OUR NEXT CHAPTER: Soleno Therapeutics to be Acquired by Neurocrine Biosciences Employee Town Hall April 6, 2026 Exhibit 99.4

Forward-Looking Statements This communication contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of each of Soleno and Neurocrine, including statements relating to the ability to complete and the timing of completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of April 5, 2026, by and among Soleno, Neurocrine, and the other parties thereto (the “Merger Agreement”), including the anticipated occurrence, manner and timing of the proposed tender offer; the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the subsequent merger set forth in the Merger Agreement; the possibility of any termination of the Merger Agreement; the prospective benefits of the proposed transaction; Neurocrine’s strategy, plans, objectives, expectations (financial or otherwise) and intentions with respect to its future financial results and growth potential, anticipated product portfolio, development programs and patent terms; the estimated occurrence of PWS; the estimated U.S. population of PWS patients; and other statements that are not historical facts. The forward-looking statements contained in this communication are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These statements may contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “opportunity,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “will,” “would” or other similar words and expressions indicating future results. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the tender offer; uncertainties as to how many of Soleno’s stockholders will tender their stock in the offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various closing conditions in the Merger Agreement may not be satisfied or waived; the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the possibility that the transaction does not close; risks related to the parties’ ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period and that Neurocrine will not be able to integrate Soleno successfully or that such integration may be more difficult, time-consuming or costly than expected; disruption from the proposed transaction, making it more difficult for either company to conduct business as usual or maintain relationships with employees, customers, suppliers, other business partners or governmental entities; negative effects of this announcement or the consummation of the proposed transaction on the market price of Neurocrine’s common stock and/or Neurocrine’s operating results, including the possibility that if the parties do not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Neurocrine’s common stock could decline; significant transaction costs; unknown or inestimable liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; Neurocrine’s ability to fund the proposed transaction; the time-consuming and uncertain regulatory approval process; the degree and pace of market uptake of Soleno’s commercial product, VYKATTM XR (diazoxide choline); the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the parties’ business operations and financial results; the sufficiency of Neurocrine’s cash flows and capital resources; Neurocrine’s ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; and other risks and uncertainties affecting Neurocrine and Soleno, including those described from time to time under the caption “Risk Factors” and elsewhere in Neurocrine’s and Soleno’s respective filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q and other filings filed with the SEC, as well as the Tender Offer Statement on Schedule TO and related tender offer documents to be filed by Neurocrine and its acquisition subsidiary, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Soleno. Any forward-looking statements are made based on the current beliefs and judgments of Neurocrine’s and Soleno’s respective management teams, and the reader is cautioned not to rely on any forward-looking statements made by Neurocrine or Soleno. Except as required by law, Neurocrine and Soleno do not undertake any obligation to update (publicly or otherwise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Additional Information about the Acquisition and Where to Find It The tender offer for all of the outstanding shares of Soleno described in this communication has not yet commenced. This communication is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Neurocrine and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. A solicitation and offer to purchase outstanding shares of Soleno will only be made pursuant to an offer to purchase and related tender offer materials that Neurocrine and its acquisition subsidiary intend to file with the SEC. At the time that the tender offer is commenced, Neurocrine and its acquisition subsidiary will file a tender offer statement on Schedule TO, and Soleno will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF SOLENO ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF SOLENO SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE TENDER OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal) will be made available at no expense on Neurocrine’s website at neurocrine.com/investors and (once they become available) will be mailed to the stockholders of Soleno free of charge. The Solicitation/Recommendation Statement and other documents filed with the SEC by Soleno will be available at no expense at Soleno’s website at investors.soleno.life. The information contained in, or that can be accessed through, Neurocrine’s and Soleno’s respective websites are not a part of, or incorporated by reference herein. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. Copies of those offer documents and all other documents filed by Neurocrine and Soleno will be made available at no charge by directing a request to the information agent for the tender offer, which will be named in the Schedule TO. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Neurocrine and Soleno each file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Neurocrine or Soleno with the SEC for free on the SEC’s website at www.sec.gov.

What We Announced Soleno has entered into an agreement to be acquired by Neurocrine This transaction marks an exciting milestone for our company and represents the next step in our efforts to bring VYKAT™ XR (diazoxide choline) to more people impacted by hyperphagia with PWS

Why Neurocrine | © 2026 Soleno Therapeutics Combined company will be in an even stronger position to bring VYKAT XR to more patients with PWS and advance our development pipeline Part of a larger organization with significant scale, resources, deep commercialization and development experience to advance our mission Confident that Soleno will be in the right hands and that VYKAT XR will continue to transform care for those who need it most

About Neurocrine A leading biopharmaceutical company dedicated to serving patients with under-addressed rare, endocrine, neuropsychiatric, neurological, psychiatric and immunological disorders Shares our passion and expertise in treating rare diseases Four FDA-approved medicines on the market and a diverse pipeline of potential new treatments Strong track record of discovering, developing and commercializing life-changing medicines with successful rollout of CRENESSITY for Classic Congenital Adrenal Hyperplasia and in building INGREZZA for Tardive Dyskinesia and Huntington’s Disease Chorea, into a blockbuster franchise Based in San Diego, California with approximately 2,000 employees, ~$2.8B in 2025 revenue

Neurocrine is fully committed to thePWS community and to bringing  VYKAT XR to patients Today’s announcement is the first step in a longer process Expect transaction to close within 90 days, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals Remain independent company until closing Focus remains on bringing VYKAT XR to the patients who need it, moving our pipeline forward and making a difference in people’s lives After the transaction closes, and as part of Neurocrine, we will maintain our commitment to the PWS community and to ensuring patients continue to receive the medicines they depend on Dedicated integration team is being put in place to bring the companies together What to Expect Between Now and Closing

What This Means for Employees Roles and responsibilities remain the same Equity will fully vest in connection with the completion of the transaction RSUs will be paid out at the deal price, and options will be paid out at the deal price minus the exercise price Neurocrine's intent is keep the team motivated and intact Generous severance benefit plan in place; further details to be provided should your role be impacted Neurocrine views this transaction as an opportunity for growth for both companies, not cost cutting If you have any additional questions, please reach out to your department head | © 2026 Soleno Therapeutics

What This Means for Patients and the PWS Community Fully committed to the PWS community and to ensuring that patients continue to receive the medicines that they depend on Focus remains on bringing VYKAT XR to the patients who need it and advancing our pipeline Do not expect any changes to the availability of VYKAT XR, which will continue to be available through the same specialty pharmacy Continue to work closely with patient advocacy groups to advance awareness and advocacy to make a difference in the lives of patients, families and caregivers

In Closing | © 2026 Soleno Therapeutics Transaction is recognition of the work you do every day to improve the lives of people with PWS Neurocrine sees significant value in what we've achieved to date Grateful for your hard work and dedication to Soleno

| © 2026 Soleno Therapeutics Q&A